SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                SCHEDULE 14A
                               (RULE 14a-101)

                          SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
            Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                              TAB PRODUCTS CO.
              (Name of Registrant as Specified in Its Charter)

                          THADDEUS S. JAROSZEWICZ
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)      Title of each class of securities to which transaction applies:
      (2)      Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)      Proposed maximum aggregate value of transactions:
      (5)      Total fee paid:

 [ ] Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:



E-Mail sent by Thaddeus Jaroszewicz to Tab Products Co. 401(k) Plan Participants on October 1, 2001.

Date:    October 1, 2001

To:      Participants in Tab Products Co.
         Tax Deferred Savings Plan

From:    Ted Jaroszewicz

Re:      Your Vote is Confidential

         With the Annual Meeting of Stockholders of Tab Products Co. coming shortly, I wanted to take the opportunity to write to you directly. As a participant in Tab's Tax Deferred Savings Plan (the 401(k) Plan), you have the right to determine how the shares allocated to your account are voted.

         If you do not direct the voting of your shares, they will be voted proportionately with other shares in the 401(k) Plan for which voting instructions are received. In effect, other people will decide how your shares are to be voted.

         YOUR VOTE OF YOUR 401(k) PLAN SHARES IS COMPLETELY CONFIDENTIAL. THE PLAN TRUSTEE HAS HIRED AN INDEPENDENT THIRD PARTY TO TABULATE THE 401(k) PLAN VOTES, AND NEITHER TAB NOR I WILL KNOW HOW YOU VOTED. ALL TAB AND I WILL BE TOLD IS THE AGGREGATE VOTE SUBMITTED BY ALL PARTICIPANTS IN THE 401(k) PLAN.

         I strongly believe that the election of my nominees will be best for Tab, its employees and its stockholders. To vote your shares held in the 401(k) Plan for my nominees, you must return your BLUE voting direction card to the Plan Trustee. TAB HAS STATED THAT YOUR VOTING INSTRUCTIONS MUST BE RECEIVED BY 5:00 P.M. EASTERN DAYLIGHT TIME, ON FRIDAY, OCTOBER 12, 2001, IN ORDER TO BE COUNTED.

         Thank you for your consideration.

         Attached below is a duplicate BLUE voting instruction form which can be used to vote your 401(k) Plan shares by fax.

======================================================
Voting Instructions

If you wish to vote using the using the voting instruction form below, please do the following:
1. Print out this e-mail, including the voting instruction form below.
2. Indicate how you wish to vote by checking the appropriate boxes.
3.   Sign and date the voting instruction form.
4. Print your name on the voting instruction form in the space provided below.
5. Indicate the number of shares that you hold in the plan in the space provided below. If you do not know the exact number of shares that you hold, please leave this section blank.
6. Finally, fax the completed voting instruction form to the independent third party tabulator at 646-336-7552.


======================================================

                TAB PRODUCTS CO.

THIS DIRECTION TO TRUSTEE, CHARLES SCHWAB TRUST
COMPANY, FOR ANNUAL MEETING OF STOCKHOLDERS IS
SOLICITED ON BEHALF OF THADDEUS S. JAROSZEWICZ IN
OPPOSITION TO THE SOLICITATION BY THE BOARD OF
DIRECTORS OF TAB PRODUCTS CO. FOR THE 2001 ANNUAL
MEETING OF TAB STOCKHOLDERS

        In order to be included in the tabulation, this Direction to Trustee must be received no later than 5:00 P.M. Eastern daylight time on October 12, 2001.

DIRECTION TO TRUSTEE FOR ANNUAL MEETING OF STOCKHOLDERS


        As a participant in the Tab Products Co. ("Tab") Tax Deferred Savings Plan ("401(k) Plan"), I hereby direct the trustee (the "Trustee") of the 401(k) Plan to vote the shares of Tab common stock, par value $0.01 per share (the "Shares"), allocated to my 401(k) Plan account at the Annual Meeting of Stockholders of Tab to be held on Tuesday, October 16, 2001, at 10:00 a.m. local time at AmeriSuites, 450 North Milwaukee Avenue, Vernon Hills, Illinois, and at any adjournment thereof, as hereinafter specified upon the Proposals listed below and as more particularly described in the Proxy Statement furnished by Thaddeus S. Jaroszewicz.

        I understand the Trustee shall vote 1) any Shares for which no directions were received in the same proportion as the Shares for which the Trustee has received voting instructions; 2) any Shares for which voting instruction card is returned unsigned in the same proportion as the Shares for which the Trustee has received voting instructions; 3) any proposal not voted in proportion to the Shares for which voting instructions, with respect to that Proposal, were provided to the Trustee.

        This Direction to Trustee differs from the one previously furnished to you by Mr. Jaroszewicz in that this Direction to Trustee includes Addison Lanier II as a nominee of Mr. Jaroszewicz, and does not include the proposal relating to the sale of Tab, which was submitted by a stockholder unaffiliated with Mr. Jaroszewicz and which, according to Tab, has been withdrawn. If you gave or give voting instructions on the original Direction to Trustee which includes such proposal, your voting instructions on all other proposals, including the election of directors, will be valid.

PLEASE SIGN AND DATE THIS DIRECTION TO TRUSTEE FOR ANNUAL MEETING OF STOCKHOLDERS AND PROMPTLY RETURN IT BY FAX TO 646-336-7552.

MR. JAROSZEWICZ RECOMMENDS THAT YOU VOTE "FOR" EACH
OF PROPOSALS 1,  2 AND 3 BELOW.

      1. The election of the following six persons as directors of Tab to hold office until their successors are duly elected and qualified:

            Thaddeus S. Jaroszewicz, John W. Boustead, Mark J. Dessy, Watkins C. Johnston, Addison Lanier II and
            David H. Pease, III.

            [   ]  FOR             [   ]  WITHHOLD

INSTRUCTION:      To withhold authority to vote for one or more individual
                  nominees, mark "For" above and write the name of each such person with respect to whom you wish to withhold authority to vote in the following space:


      2.    To approve the Tab Products Co. 2001 Stock Option Plan.

            [   ]  FOR       [   ]  AGAINST       [   ]  ABSTAIN


      3. To ratify the appointment of Deloitte & Touche LLP as independent accountants of Tab for the fiscal year ending May 31, 2002.

            [   ]  FOR       [   ]  AGAINST       [   ]  ABSTAIN


Signature of Participant:__________________________
Dated: ___________, 2001

Print your name here: _____________________________ Indicate the number of shares you hold in the plan (if known) here: ________________